UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 15, 2006

NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	000-51686	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

NUCRYST Pharmaceuticals Corp.
50 Audubon Road
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code: (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers
On May 2, 2006 the Board of Directors of NUCRYST Pharmaceuticals Corp. (the “Company”) approved changes to the Board of Directors compensation plan which included, among other things, a grant of Restricted Stock Units to directors annually on the anniversary date of their appointment to the Board of Directors. The terms of the annual Director Restricted Stock Unit Award Agreement (the “RSU Agreement”) provide that 50% of the Restricted Stock Units (“RSUs”) shall vest on the first anniversary of the date of the grant and the remaining 50% of the RSUs on the second anniversary of the date of the grant.
A form of the RSU Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated into this item by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Form of Director Restricted Stock Unit Award Agreement.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nucryst Pharmaceuticals Corp.
By:	/s/ Carol L. Amelio
Carol L. Amelio
General Counsel and Corporate Secretary

Date: December 15, 2006